FISERV, INC.

                 EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT


Employee/Optionee______________________________        Date____________________

Number of Shares of Common Stock Subject To This Agreement__________


Pursuant to the Fiserv, Inc. Stock Option Plan (the "Plan"), the Compensation Committee of the Board of Directors (the "Committee") of Fiserv, Inc. (the "Company") has granted to you on this date an option (the "Option") to purchase the number of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), set forth above. Such number of shares (as such may be adjusted as described in Section 9(a) below) is herein referred to as the "Option Shares". The terms and conditions of the Option are set out below.

The Option is intended to be (and will be treated as) a "non-qualified stock option" for Federal income tax purposes. The Option will not be treated either by you or the Company as an "incentive stock option", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      1. Date of Grant. This Option is granted to you on the date first above written (the "Date of Grant").

      2. Termination of Option. Your right to exercise this Option (and to purchase the Option Shares) shall expire and terminate in all events on the earlier of (i) the close of business on the tenth anniversary of the Date of Grant, or (ii) the date provided in Section 6 hereof.

      3. Option Price. The purchase price to be paid upon the exercise of this Option will be $______ per share, being at least equal to the fair market value of such shares on the date hereof.

      4.  Provisions Relating to Exercise.

          (a) Commencing on _______________, you will become entitled to exercise this Option with respect to 20% of the Option Shares. Commencing on each of the four succeeding anniversaries of ______________, you will become entitled to exercise this Option with respect to an additional 20% of the Option Shares.

          (b) Once you become entitled to exercise this Option (and purchase Option Shares) as provided in Section 4(a) hereof, that right will continue until the date on which this Option expires and terminates pursuant to
               Section 2 hereof. The right to purchase Option Shares under this Option is cumulative, so that if the full number of Option Shares purchaseable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter during the term of the Option.

          (c) The Committee, in its sole discretion, may at any time accelerate the time at which this Option may be exercised by you with respect to any Option Shares.

      5. Exercise of Option. To exercise the Option, you must deliver a completed copy of the attached Option Exercise form to the Company at its then principal office (presently 255 Fiserv Drive, Brookfield, WI 53045, Attn: Corporate Controller), specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the Option Shares being purchased. Payment of the option price must be made in cash or by check. In no event may a fraction of a share be exercised or acquired.

      6.  Termination of Employment.

          (a) In the event that you cease to be employed on a full-time basis by the Company or any Subsidiary of the Company for any reason other than because of your retirement at or after age 65, death or "disability" (within the meaning of Section 22(e)(3) of the
               Code), this Option may be exercised, to the same extent that you are entitled to exercise this Option on the date you cease to be so employed and had not previously done so, within one month after you cease to be so employed, but not thereafter. If you die within a period of one month after ceasing to be employed on a full-time basis by the Company or any Subsidiary of the Company for any reason other than such "disability", this Option may only be exercised to the same extent that you were entitled to exercise this Option immediately prior to the time of your death, and you had not previously done so, by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, within one year after your death, but not thereafter.

          (b) In the event that you cease to be employed on a full time basis by the Company or any Subsidiary of the Company by reason of your retirement at or after age 65 or your "disability" (as so defined), this Option may be exercised to the same extent that you were entitled to exercise this Option on the date you ceased to be so employed, and had not previously done so, within one year after the date you cease to be so employed, but not thereafter, provided, however, that if you die within a period of one year after ceasing to be employed on a full time basis by the Company or any Subsidiary of the Company by reason of such retirement or such "disability", this Option may only be exercised to the same extent that you were entitled to exercise this Option immediately prior to the time of your death, and you had not previously done so, by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, within one year after your death, but not thereafter.

          (c) In the event that you die while employed on a full-time basis with the Company or any Subsidiary of the Company, this Option may only be exercised to the same extent that you were entitled to exercise this Option immediately prior to the time of your death and you had not previously done so, by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, within one year after your death, but not thereafter.

          (d) Notwithstanding the foregoing, in the event that your employment was terminated either for cause or without the consent of the Company, this Option shall terminate immediately.

          (e) Notwithstanding any provision contained in this Section 6 to the contrary, in no event may this Option be exercised to any extent by anyone after the tenth anniversary of the Date of Grant.

      7. Securities Representations. You acknowledge receipt of the Prospectus forming a part of the Registration Statement on Form S-8 (Registration No. 33-_____) filed by the Company with the Securities and Exchange Commission. You understand that if you are an officer, director, 10% shareholder or are otherwise an "affiliate" (within the meaning of Rule 405 under the Securities Act of 1933) of the Company, you may not re-sell any shares acquired pursuant to the exercise of this Option except pursuant to a Registration Statement meeting the requirements of the Securities Act of 1933 or an exemption from the registration requirements of such Act. You represent and agree that you will comply with all applicable laws relating to the Plan and the grant and exercise of this Option and the disposition of the Option Shares, including without limitation federal and state securities and "blue sky" laws.

          The Company may affix appropriate legends upon the certificates for the Option Shares and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of the Plan or any agreement between the Company and you with respect to such Option Shares.

      8. Tax Representations. You represent and warrant that you understand the Federal, state and local income tax consequences of the granting of this Option to you, the exercise of this Option and purchase of Option Shares and the subsequent sale or other disposition of any Option Shares. In addition, you understand and agree that, when you exercise the Option and thereby realize gross income (if any) taxable as compensation in respect of such exercise, the Company will be required to withhold Federal, state and local taxes on the full amount of the compensation income realized by you and may also be required to withhold other amounts as a result of such exercise. Accordingly, at or prior to the time that you exercise the Option, you hereby agree to provide the Company with cash funds equal to the total federal, state and local taxes and other amounts required to be withheld by the Company or its Subsidiary in respect of any such compensation income or make other arrangements satisfactory to the Company regarding such payment. All matters with respect to the total amount to be withheld as a result of the exercise of this Option shall be determined by the Committee in its sole discretion.

      9.  General Provisions.

          (a) If the total outstanding shares of Common Stock of the Company shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination, exchange of shares, declaration of any dividends payable in Common Stock, or the like, then the number and kind of Option Shares (and option price per share) subject to the unexercised portion of this Option shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be effective and binding. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to the Option without payment therefor.

          (b) Neither the Plan nor this Option shall confer upon you any right to continue to be employed by the Company or any Subsidiary of the Company or limit in any respect any right of the Company or any Subsidiary of the Company to terminate your employment at any time, without liability.

          (c)  This Agreement contains the entire agreement between the  Company
               and  you  relating  to  the  Option  and  supersedes  all   prior
               agreements or understandings relating thereto.

          (d) This Agreement may not be amended, changed or waived other than by written instrument signed by the parties hereto.

          (e) If any one or more provisions of this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

          (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to conflict of law provisions.

          (g) The Company and you agree that they will both be subject to and bound by all of the terms and conditions of the Plan, a copy of which is available for inspection at the corporate offices of the Company and made a part hereof. Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

          (h) This Option is not transferable otherwise than by will or the laws of descent and distribution and may be exercised, during your lifetime, only by you or your legal representatives.

          (i) This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled by law to your rights hereunder.

          (j) You shall not have the rights of a shareholder with respect to any shares of Common Stock to be acquired upon exercise of this Option until the stock certificate representing such shares is issued.

     Please acknowledge acceptance of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to Kenneth R. Jensen.


                              FISERV, INC.


                              By:_________________________________
                                  Senior Executive Vice President

Accepted and Agreed to:


_____________________________
Signature of Optionee/Employee

_____________________________
  Street Address

_____________________________
City           State    Zip Code



                          Fiserv, Inc.

            NON-QUALIFIED STOCK OPTION EXERCISE FORM


     I,                             , do hereby  exercise the right to  purchase
______ shares of Common Stock, $.01 par value, of Fiserv, Inc. pursuant to the Non-Qualified Stock Option granted to me on ______________________. Attached hereto is my check in the amount of $_______, in payment of the aggregate exercise price of such shares ($_______) and taxes and other amounts required to be withheld ($_______), together with the computation thereof.

     My Social Security Number is ______________________________.



Date:__________________________   Signature:_________________________________

                                            _________________________________
                                                (Address)

                    Send a completed copy of this
                    Option Exercise Form to the Company
                    at its then principal office, presently:

                    Fiserv, Inc.
                    255 Fiserv Drive
                    Brookfield, WI  53045
                    Attn: Corporate Controller